272,916 Warrants                            Certificate No. W-2




                           WARRANT FOR THE PURCHASE OF
                  COMMON STOCK OF LEVITZ FURNITURE INCORPORATED

              THE WARRANTS (AND THE SHARES OF COMMON STOCK
              ISSUABLE UPON EXERCISE THEREOF) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF SUCH REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT UPON COMPLIANCE WITH THE REQUIREMENTS FOR TRANSFER SET FORTH HEREIN. THE WARRANTS AND SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF ARE ENTITLED TO THE BENEFITS OF A CERTAIN REGISTRATION RIGHTS AGREE-MENT DATED AS OF JULY 1, 1996 BETWEEN THE COMPANY AND THE OTHER PARTIES SIGNATORIES THERETO.


                   THIS IS TO CERTIFY THAT, for value received, APOLLO OVERSEAS PARTNERS III, L.P. ("Apollo"), or registered assigns (collectively, the "Holder"), is the registered owner of the number of Warrants set forth above, each of which entitles the Holder, subject to the terms and conditions set forth hereinafter, to purchase one share of Common Stock, par value $.01 per share (the "Common Stock"), of Levitz Furniture Incorporated, a corporation organized under the laws of the State of Delaware (the "Company"), at a purchase price per share referred to herein as the "Exercise Price". The number of shares of Common Stock which may be received upon the exercise of this certificate (this "Warrant Certificate") and the Exercise Price for each such share of Common Stock are subject to adjustment from time to time as hereinafter set forth. Each share of Common Stock issuable upon the exercise of each of the Warrants (collectively, the "Warrant Shares") when issued and paid for pursuant to the provisions of this Warrant shall be validly issued, fully paid and nonassessable, shall be free from all taxes, liens and charges with respect to the issuance thereof and shall be free of any preemptive or similar rights. The Company shall use all reasonable efforts to cause the Warrant Shares to be listed or eligible to be quoted for trading on any stock exchange, on the NASDAQ National Market or on any other market on which shares of







         Common Stock are then listed or eligible to be quoted for trading.

                   Each Warrant evidenced hereby is originally acquired in connection with Apollo's participation as a lender under a Credit Agreement, dated as of July 1, 1996, among Levitz Furniture Corporation, Levitz Furniture Company of the Midwest, Inc., Levitz Furniture Company of the Pacific, Inc., Levitz Furniture Company of Washington, Inc. and John M. Smyth Company as Borrowers, each of the financial institutions initially a signatory thereto, together with those assignees pursuant to
         Section 11.8 thereof, as Lenders, with Levitz Furniture Corporation as LFC Funds Administrator and BT Commercial Corpo-ration, as Agent (the "Credit Agreement"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. The Company and Apollo explicitly acknowledge that additional restructuring transactions involving the Company and/or its subsidiaries may be necessary, and, as a result, the Company has specifically agreed to provide Apollo the protection afforded by Section 8 of this Warrant.

                   Each Warrant is subject to the following terms and provisions:

                   Section 1.  Exercise of Warrant.

                   (a) Subject to the provisions hereof, the Warrants evidenced hereby may be exercised at the discretion of the Holder in whole or in part at any time or from time to time on or after July 1, 1996 (the "Initial Exercise Date") to and including July 1, 2001 (the "Expiration Date") or, if either day is not a Trading Day (as defined in Section 17), then on the next succeeding Trading Day, by presentation and surrender hereof to the Company at the office or agency of the Company maintained for that purpose pursuant to Section 14 (the "War-rant Office"), with the Notice of Election to Exercise (the "Exercise Notice") attached hereto duly executed and accom-panied by payment to the Company of the Exercise Price for the number of Warrant Shares specified in such Exercise Notice.

                   (b) The Exercise Price for the shares of Common Stock which each Warrant entitles the Holder to purchase shall initially be equal to $4.125. The Exercise Price set forth in the preceding sentence is subject to adjustment as set forth in Sections 5, 6 and 8.

                   (c) Payment of the Exercise Price shall be made in cash, certified bank check or by wire transfer, at the option of the Holder; provided, however, that payment of the Exercise









         Price may also be made, at the Holder's option, in whole or in part, by surrendering to the Company, together with the related Exercise Notice, the Term Note (as such term is defined in the Credit Agreement), with the outstanding principal amount of such Term Note, together with any accrued and unpaid interest thereon (through the date of such surrender), being deemed for all purposes of this Warrant to be the equivalent of a cash payment of the Exercise Price. To the extent the aggregate payment for the Exercise Price made pursuant to this paragraph is less than the face amount of any Term Note (including all accrued and unpaid interest with respect to such Term Note), the Company shall credit all such accrued and unpaid interest toward payment of the Exercise Price, and shall reissue to the Holder a new Term Note with a face amount equal to (i) the face amount of the Term Note so surrendered, plus (ii) the amount of any accrued and unpaid interest on the Term Note that was surrendered together with such Term Note as payment of the Exercise Price, minus (iii) the aggregate Exercise Price paid in connection with such exercise.

                   (d) Upon receipt by the Company of this Warrant Cer-tificate at the Warrant Office, together with a properly com-pleted Exercise Notice and payment of the Exercise Price as provided above, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, not-withstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder. The Com-pany shall deliver such certificates to the Holder as promptly as possible thereafter, but in any event within 5 business days of receipt of the Exercise Notice. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 1 except that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of the Warrant Shares in a name other than that of the Holder of the Warrant evidenced hereby who shall have surrendered the same in exercise of the subscription right evidenced hereby. In the event Warrant Shares are issued prior to the time that an appropriate registration statement with respect to the Warrant Shares has become effective under the Securities Act, the Warrant Shares so issued shall have stamped or imprinted thereon a legend in the form of Exhibit A. Any holder of Warrant Shares so legended shall be entitled to have such legend removed, upon surrender of Warrant Shares to the Company or the transfer agent for the Common Stock, upon effectiveness of such a registration statement or upon receipt by the Company










         of an opinion of counsel to the Holder to the effect that such legend is no longer required.

                   (e) Upon any partial exercise of the number of War-rants to which this Warrant Certificate entitles the Holder, there shall be issued to the Holder hereof a new Warrant Cer-tificate in respect of the shares as to which this Warrant Cer-tificate shall not have been exercised, subject to the provi-sions of Section 3. Such new Warrant Certificate shall be identical to this Warrant Certificate, except as to the number of shares of Common Stock covered thereby.

                   Section 2. Exchange, Transfer, Assignment or Loss of Warrant Certificate; Temporary Warrant Certificates.

                   (a) In case this Warrant Certificate shall be muti-lated, lost, stolen, or destroyed, the Company may, in its dis-cretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen, or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnification reasonably satisfactory to it. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regu-lations and pay such other reasonable charges as the Company may prescribe.

                   (b) The Warrant Certificates shall be numbered and shall be registered in a Warrant Register maintained by the Company as they are issued. The registered owner on the War-rant Register may be treated by the Company and all other per-sons dealing with the Warrants evidenced hereby as the absolute owner hereof for any purpose and as the person entitled to exercise the right represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding and, until such transfer on such books, the Company may treat the registered owner on the Warrant Register as the owner for all purposes. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Warrant Certificates.

                   (c) This Warrant Certificate may be subdivided or combined with other Warrant Certificates evidencing the same rights as the rights evidenced hereby and thereby upon presen-tation and surrender hereof at the Warrant Office together with a written notice signed by the Holder hereof specifying the









         denominations in which new Warrant Certificates are to be issued. Upon presentation and surrender of any Warrant Cer-tificates, together with such written notice, for subdivision or combination, the Company will issue a new Warrant Certifi-cate or Certificates, in the denominations requested, entitling the holders thereof to purchase the same aggregate number of shares of Common Stock as the Warrant Certificate or Certifi-cates so surrendered. Such new Warrant Certificates will be registered in the name of the Holder submitting such request and delivered to such Holder. Any Warrant Certificate surren-dered for subdivision or combination shall be cancelled promptly upon the issuance of such new Warrant Certificate(s). The term "Warrant Certificate" as used herein includes any War-rant Certificates into which this Warrant Certificate may be subdivided, combined or exchanged.

                   Section 3.  Fractional Interests.

                   (a) The Company shall not be required to issue frac-tions of Warrants or to issue Warrant Certificates which evi-dence fractional Warrants.

                   (b) The Company shall not be required to issue frac-tions of shares of Common Stock in the exercise of Warrants.
         If any fraction of a Warrant Share would, except for the provi-sions of this Section, be issuable on the exercise of any War-rant (or specified portion thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price (as defined in Section 5(g)) per share of Common Stock.

                   (c) The Holder, by the acceptance of this Warrant Certificate, expressly waives his right to receive any frac-tional Warrant or any fractional share upon exercise of a War-rant.

                   Section 4.  Reservation of Warrant Shares, etc.

                   The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of the Warrants evidenced by this Warrant Certificate, free from preemptive rights, such number of shares of authorized but unissued or treasury shares of Common Stock, or other stock or securities deliverable pursuant to Section 5, as shall be required for issuance or delivery upon exercise of the Warrants evidenced hereby. The Company further agrees (i) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants,









         stipulations or conditions to be observed or performed hereunder by the Company and (ii) to promptly take all action as may from time to time be reasonably required in order to permit the Holder to exercise the Warrants evidenced hereby and the Company duly and effectively to issue the Warrant Shares as provided herein upon the exercise hereof. Without limiting the generality of the foregoing, the Company agrees that it will not take any action which would result in Warrant Shares when issued not being validly and legally issued and fully paid and nonassessable. The Company further agrees that it will not increase the par value of the Common Stock while the Warrants evidenced hereby are outstanding, although such par value may be reduced at any time. The Company hereby represents that, as of the date hereof, it has sufficient shares of Common Stock reserved for issuance upon exercise of all outstanding Warrants.

                   Section 5.  Anti-Dilution.

                   The Exercise Price and the number of shares of Common Stock purchasable upon the exercise hereof shall be subject to adjustment from time to time as provided in this Section. Unless otherwise indicated, all calculations under this Section 5 shall be made to the nearest $0.01 or 1/100th of a share, as the case may be.

                   (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of Common Stock in shares of capital stock of the Company, (ii) sub-divide or reclassify the outstanding shares of Common Stock into a greater number of shares (or into other securities or property), or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares (or into other securities or property), the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted so that the Holder of each Warrant shall be entitled to purchase the kind and number of shares of Common Stock or other securities or property of the Company determined by multiplying the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such event by a fraction, the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such event, and the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have









              been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under paragraphs (b) and (c) below. Adjustments pursuant to this paragraph shall be made successively whenever any event specified above shall occur. Whenever the number of Warrant Shares issuable upon exercise of a Warrant is adjusted pursuant to this paragraph, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares issuable immediately thereafter.

                   (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of Com-mon Stock without any charge to such holders entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share (or having an initial conversion price or exchange price per share) less than the Current Market Price (as defined in paragraph (g) below) of a share of Common Stock of the Company on such record date, the number of Warrant Shares thereafter issuable upon exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price as of such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. Whenever the number of Warrant Shares issuable upon exercise of a Warrant is adjusted pursuant to this paragraph, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying the Exercise Price in effect









              immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares issuable immediately thereafter.

                   (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (i) of shares of any class other than Common Stock, (ii) of evidences of indebtedness of the Company or any Subsidiary (as defined in Section 17)), (iii) of assets or other property (other than cash dividends paid out of current earnings at an annual rate per share not to exceed 3% of the then Current Market Price of the Common Stock) or (iv) of rights or warrants (excluding those referred to in paragraph (b) above), then in each such case the number of Warrant Shares thereafter issuable upon exercise of each Warrant shall be determined by multiplying the number of Warrants Shares theretofore issuable upon the exercise of each Warrant by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock as of the record date for such distribution, and the denominator of which shall be the then Current Market Price per share of Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be described in a Board Resolution (as defined in Section 17) of the portion of the securities, evidences of indebtedness, assets, property or rights or warrants so distributed, the case may be, which is applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Whenever the number of Warrant Shares issuable upon exercise of a Warrant is adjusted pursuant to this paragraph, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

                   (d) In case the Company shall issue shares of its Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by









              a fraction, of which the numerator shall be the total num-ber of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate con-sideration received (determined as provided in paragraph
              (f) below) for the issuance of such additional shares would purchase at the Current Market Price per share, and the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made succes-sively whenever such an issuance is made; provided, how-ever, that the provisions of this paragraph shall not apply to Common Stock issued (i) to the Company's employ-ees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock if required by law, if such Common Stock would otherwise be covered by this paragraph (but only to the extent that the aggregate number of shares excluded hereby shall not exceed, on a cumulative basis since July 1, 1996, 4,000,000 (including 700,000 shares as of July 1,
              1996 to be issued pursuant to two employment agreements and 1,451,500 options outstanding as of July 1, 1996 to purchase Common Stock, adjusted, as appropriate, in connection with any stock split, merger, recapitalization or similar transaction)), (ii) in a bona fide public offering pursuant to a firm commitment underwriting or a bona fide private placement in which the issue price is not less than the Current Market Price of the Common Stock as of the Trading Day immediately preceding the date of the issuance of such Common Stock or (iii) in a transaction subject to adjustment pursuant to Section 8.

                   (e) Subject to the provisions of Section 8, in case the Company shall issue any securities convertible into or exchangeable for Common Stock (excluding securities issued in transactions described in paragraphs (b) and (c) above and upon conversion of the securities) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities (determined as provided in paragraph (f) below) less than the Current Market Price per share in effect immediately prior to the issuance of such securities, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in paragraph (f) below) for such securities would









              purchase at the Current Market Price per share, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

                   Upon the termination of the right to convert or
              exchange such securities, the Exercise Price shall forth-with be readjusted to such Exercise Price as would have been obtained had the adjustments made upon the issuance of such convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon conversion or exchange of such securities and upon the basis of the consideration actually received by the Company (determined as provided in paragraph (f) below) for such securities.

                   (f) For purposes of any computation respecting con-sideration received pursuant to paragraphs (d) and (e) above, the following shall apply:

                        (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deductions be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                       (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors, whose rea-sonable determination shall be described in a Board Resolution; and

                      (iii) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this paragraph (f)).









                   (g) For the purpose of any computation under this Warrant, the "Current Market Price" per share at any date shall be deemed to be the average of the daily Sale Price for the Common Stock for the 10 consecutive Trading Days commencing 14 Trading Days before such date.

                   (h) In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Holder an amount in cash in lieu of a fractional share of Common Stock pursuant to Section 3; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional shares of Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

                   (i) No adjustment in the Exercise Price shall be required with respect to shares of Common Stock issued upon exercise of the Warrants unless such adjustment would require a decrease of at least $.02; provided, however, that any such adjustment which is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                   (j) The Company may make such reductions in the Exercise Price, in addition to those required pursuant to other paragraphs of this Section, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                   (k) In case of any consolidation with or merger of the Company into another corporation, or in case of any sale, lease or conveyance of assets to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall execute and deliver to the Holder hereof simultaneously therewith a new Warrant Certificate, reasonably satisfactory in form and substance to such Holder, providing that the Holder of each Warrant then outstanding shall have the right thereafter to exercise such Warrant solely for the kind









              and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance.

                   (l) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the War-rants (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combi-nation, but including any change in the shares of Common Stock into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares of Common Stock into two or more classes or series of shares), the Company shall execute and deliver to the Holder hereof simulta-neously therewith a new Warrant Certificate, satisfactory in form and substance to such Holder, providing that the Holder of each Warrant then outstanding shall have the right thereafter to exercise such Warrant solely for the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immedi-ately prior to such reclassification, change, consolida-tion or merger.

                   (m) The foregoing paragraphs (k) and (1), however, shall not in any way affect the rights a Holder may other-wise have, pursuant to this Section, to receive securities, evidences of indebtedness, assets, property rights or warrants upon exercise of a Warrant.

                   (n) Whenever there shall be any change in the Exer-cise Price under any paragraph of this Section, and no specific means of adjusting the number of Warrant Shares issuable upon exercise of each Warrant is provided in such paragraph, then there shall be an adjustment (to the nearest hundredth of a share) in the number of shares of Common Stock purchasable upon exercise of this Warrant Certificate, which adjustment shall become effective at the time such change in the Exercise Price becomes









              effective and shall be made by multiplying the number of shares of Common Stock purchasable upon exercise of this Warrant Certificate immediately before such change in the Exercise Price by a fraction, the numerator of which is the Exercise Price immediately before such change, and the denominator of which is the Exercise Price immediately after such change. In the event that, following the declaration of a record date for the distribution of any rights, warrants or other securities or property to be distributed to holders of Common Stock, such rights, warrants or other securities or property are not so issued, the Exercise Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to issue such rights or warrants, to the Exercise Price which would then be in effect if a record date for such issuance had not been fixed.

                   (o) In the event of a dividend or other distribution by the Company pursuant to paragraph (c) of this Section 5, then in lieu of an adjustment pursuant to such paragraph, the Holder of each Warrant, at such Holder's option, upon the exercise thereof at any time after such dividend or distribution, shall be entitled to receive from the Company, such subsidiary or both as the Company shall determine, the shares, evidences of indebtedness, assets, property or rights or warrants to which such holder would have been entitled if such holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 5, provided, however, that no adjustment in respect of any such distribution shall be made during the term of a Warrant or upon the exercise of a Warrant if such option is chosen in lieu of an adjustment. The Holder may select its alternative under the preceding sentence of this paragraph by delivering to the Company a written notice of such exercise within 7 days of its receipt of notice of the applicable adjustment event pursuant to Section 7(a). The Company shall provide the Holder with notice if, in the Company's reasonable judgment, it is not feasible to retain or set aside the shares, evidences of indebtedness, assets, property or rights or warrants to be distributed pursuant to paragraph (c) of this Section 5, in which case each Warrant shall be adjusted in respect of such distribution.

                   (p) If the Company repurchases any shares of Common Stock for a per share consideration which exceeds the Current Market Price of a share of Common Stock of the Company on the date immediately prior to such repurchase, then the Company shall issue additional Warrants to the









              holder having the Exercise Price in effect on the Trading Day immediately prior to such repurchase. The additional Warrants issued pursuant to the preceding sentence shall entitle the Holder to purchase the number of shares of Common Stock equal to the result obtained by dividing (A) the product of (w) the number of shares of Common Stock repurchased at a price in excess of the Current Market Price and (x) the amount by which the per-share repurchase price exceeds such Current Market Price, by (B) the amount by which (y) such Current Market Price exceeds (z) the Exercise Price in effect as of the date immediately preceding such repurchase.

                   (q) If any event occurs as to which the foregoing provisions of this Section are not strictly applicable or, if strictly applicable, would not, in the good faith judg-ment of the Board of Directors of the Company, fairly pro-tect the purchase rights of the Warrants in accordance with the essential intent and principles of such provi-sions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant, or otherwise adversely affect the Holders. Under no circumstances, other than (A) a reverse stock split;
              (B) a recapitalization in which all holders of Common Stock (and securities exercisable for or convertible into Common Stock, with respect to such exercise or conversion provisions) are treated equally; or (C) a merger; in each case in which each outstanding share of Common Stock is converted into less than one share of Common Stock (including, in the case of a merger, of the entity surviving such merger), shall any adjustment pursuant to this Section have the effect of raising the Exercise Price or lowering the number of Warrant Shares issuable upon exercise of a Warrant.

                   (r) If, after one or more adjustments to the Exercise Price pursuant to this Section 5, the Exercise Price cannot be reduced further without falling below the greater of (i) $.01 or (ii) the lowest positive exercise price legally permissible for warrants to acquire shares of Common Stock, the Company shall make further adjustment to compensate the holder, consistent with the foregoing principles, as the Board of Directors, acting in good faith, deems necessary, including an increase in the









              number of Warrant Shares issuable upon exercise of outstanding Warrants and/or a cash payment to the Holder.

                        Section 6.  Additional Adjustment of Exercise
                                    Price                           .

                   (a) To the extent that (i) the Current Market Price, measured as of the Trading Day immediately preceding each anniversary of the Initial Exercise Date (each, an "Anniversary Date") set forth below is less than (ii) the reference price (each, a "Reference Price") set forth below next to each such Anniversary Date, the Exercise Price then in effect shall be reduced, effective as of the applicable Anniversary Date, by the amount by which the Reference Price exceeds the Current Market Price in effect on the immediately preceding Trading Day; provided, however, that, under no circumstance shall any adjustment on any Anniversary Date, taking into account all prior adjustments pursuant to this Section, result in an Exercise Price of less than $0.01.

                Anniversary of the          Reference
              Initial Exercise Date           Price
              ---------------------         ---------

              First Anniversary             $ 5.50
              Second Anniversary              7.00
              Third Anniversary              10.00
              Fourth Anniversary             13.00
              Fifth Anniversary              16.50

         All reductions of the Exercise Price pursuant to this paragraph
         (a) shall be cumulative and shall not be reversed due to changes in the Current Market Price or the Sale Price following any such reduction. Subject to the provisions of paragraph (c) of this Section, the Exercise Price in effect following any adjustment pursuant to this paragraph (a) shall be treated as the Exercise Price for all purposes hereof, until further adjustment pursuant to this Section or Section 5. Notwithstanding the foregoing, if, at the time any Warrant is exercised, the Current Market Price is greater than the Reference Price applicable at the Anniversary Date immediately following the date of such exercise, the Exercise Price with respect to each Warrant being exercised (and no other Warrants) shall be increased (a "Special Increase") immediately prior to such exercise by the amount by which such Current Market Price exceeds the Exercise Price then in effect, provided that the Special Increase for each such Warrant being exercised shall under no circumstances be greater than the aggregate dollar amount by which the Exercise Price of such Warrant has actually been decreased previously pursuant to this Section 6 (without giving effect to any adjustment pursuant to Sections 5 or 8).









                   (b) In the event that the Exercise Price is adjusted for any reason pursuant to Section 5 (but in no event taking account of any adjustment pursuant to this Section 6), each Reference Price set forth in paragraph (a) of this Section shall be adjusted by multiplying such Reference Price by a fraction, the numerator of which shall be the Exercise Price in effect immediately following the adjustment made pursuant to
         Section 5, and the denominator of which shall be the Exercise Price in effect prior to such adjustment. Reference Prices that have been adjusted pursuant to this paragraph shall be treated for all purposes as the applicable Reference Prices for purposes of paragraph (a) of this Section, until further adjusted pursuant to this paragraph (b).

                   (c) In the event that (X) the Exercise Price requires adjustment pursuant to Section 5 and (Y) the event giving rise to such adjustment falls on an Anniversary Date, the Exercise Price shall be adjusted by first making any adjustment required pursuant to this Section 6, and, there-after, further adjusting such Exercise Price pursuant to Sec-tion 5, such that the Exercise Price deemed to be in effect prior to the Section 5 adjustment is the price resulting from the Section 6 adjustment, and the Exercise Price deemed to be in effect prior to the Section 6 adjustment is the Exercise Price in effect immediately prior to the applicable Anniversary Date.

                   (d) In the event that the Company is involved in a merger, consolidation or similar transaction, or to the extent that all or substantially all of the assets of the Company are sold, then an adjustment shall be made pursuant to this Section 6 as though such transaction occurred on an Anniversary Date, and the Holder shall be given full credit for an adjustment to the Exercise Price pursuant to this Section. Such adjustment shall be based upon the Current Market Price immediately preceding the date such transaction is to be consummated (the "Determination Date"). To the extent such a transaction occurs on a date other than an Anniversary Date, the Reference Price used in connection with any adjustment under this paragraph shall be calculated by interpolating between the Reference Prices set forth in paragraph (a) which are applicable on the Anniversary Dates occurring immediately before and after the Determination Date. Such interpolation shall be proportionate based upon the number of days elapsed between the two Anniversary Dates, such that, for example, if the Determination Date were July 1, the adjusted Reference Price would be the midpoint between the Reference Prices applicable on such Anniversary Dates.











                   (e) No adjustment shall be made to the number of Warrant Shares issuable upon exercise of a Warrant as a result of an adjustment to the Exercise Price pursuant to this Section 6, provided, however, that this paragraph shall not prevent adjustments otherwise required pursuant to another Section of this Warrant from being made.

                   Section 7.  Notice of Adjustments.

                   (a) Prior to the earlier to occur of (i) the decla-ration of a record date for, or (ii) the announcement and/or consummation of, any event or action that would result in an adjustment pursuant to this Section, Section 6 or Section 8, the Company shall notify the Holder of such intended record date, announcement, event or action. Such notice must be reasonably calculated to be delivered not less than 20 nor more than 90 days prior to the applicable event.

                   (b) Whenever the Exercise Price is adjusted as pro-vided in Section 5 or Section 6:

                        (i)  the Company shall compute the adjusted
                   Exercise Price in accordance with Section 5 or Sec-tion 6 and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, including, if appropriate, a statement of the consid-eration received or to be received by the Company for, and setting forth the amount of, any additional shares of Common Stock issued since the last such adjustment and the number of shares of Common Stock for which the Warrants evidenced hereby are exercis-able at the then Exercise Price, and such certificate shall forthwith be filed at the Warrant Office; and

                      (iii) a notice stating that the Exercise Price and number of shares for which each Warrant may be exercised have been adjusted and setting forth the adjusted Exercise Price and number of shares for which each Warrant may be exercised shall be commu-nicated by telegram, telex, telecopier or any other means of electronic communication capable of produc-ing a written record, or shall be delivered by hand or mailed as soon as practicable by the Company to the Holder at its last address as it shall appear upon the Warrant Register provided for in Section 2.












                   Section 8. Additional Issuance in the Event of a Debt/Equity Exchange.

                   Notwithstanding any other provision of this Warrant, in the event that the Company issues shares of Common Stock (and/or securities convertible into Common Stock) in exchange for debt securities of the Company or any of its subsidiaries, whether in connection with a restructuring, workout, exchange offer or other transaction (any such transaction hereinafter being referred to as a "Debt/Equity Exchange"), the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted so that the Holder of each Warrant shall be entitled to purchase the kind and number of shares of Common Stock or other securities or property of the Company determined by multiplying the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such Debt/Equity Exchange by a fraction, (i) the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such Debt/Equity Exchange (assuming full conversion of any convertible securities issued in connection with such Debt/ Equity Exchange at the maximum exchange ratio, whether or not applicable at the time of the Debt/Equity Exchange), and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such Debt/Equity Exchange. An adjustment made pursuant to this Section shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. To the extent that, at the time of any Debt/Equity Exchange, the Warrants are convertible into property or securities other than Common Stock, appropriate steps shall be taken to ensure that, upon exercise of the Warrants, the Holder is issued the property and/or other securities to which the Holder would have been entitled had the Holder owned Common Stock at the time such Common Stock was changed into such property and/or other securities. Whenever the number of Warrant Shares issuable upon exercise of a Warrant is adjusted pursuant to this paragraph, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter. For purposes of this Section, a Debt/Equity Exchange shall also include (i) any issuance by the Company of shares of Common Stock (and/or securities convertible into Common Stock), the proceeds of which are used, directly or indirectly, in one or a series of related or unrelated transactions, to redeem, repurchase or otherwise retire debt securities within 12 months of the date of such new issuance,









         and (ii) any exchange or other distribution of equity in connection with a waiver, modification, forbearance, delay in payment or other similar transaction or event involving outstanding indebtedness of the Company. The adjustment provisions of this Section shall not apply, and no adjustment pursuant to this Section shall be required, in connection with any particular Debt/Equity Exchange, to the extent that the Current Market Price as of the date which is 30 days after consummation of such Debt/Equity Exchange is at least equal to the greater of (i) $8.00 or (ii) the Reference Price applicable as of the next Anniversary Date. In the event that a Debt/ Equity Exchange would give rise to an adjustment pursuant to this Section and Section 5, the adjustment required by this Section shall be made and no adjustment shall be made pursuant to Section 5.


                   Section 9.  No Rights as Shareholders; Notice to
                               Holder.

                   Nothing contained herein shall be construed as con-ferring upon the Holder the right to vote or to receive divi-dends or to receive notice as shareholders in respect of the meetings of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as share-holders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following shall occur:

                   (a) The Company shall authorize the issuance to all holders of Common Stock of rights, options or warrants to subscribe for or purchase Common Stock, or of any other subscription rights or warrants; or

                   (b) The Company shall authorize the distribution to all holders of Common Stock of evidences of its indebted-ness or assets (other than cash dividends or cash distri-butions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock); or

                   (c) The Company shall propose any consolidation or merger to which the Company is a party and for which approval of any stock of the Company is required, or the conveyance or transfer of properties and assets of the Company substantially as an entirety (whether by sale, lease or other disposition), or any reclassification or change of outstanding Common Stock issuable upon exercise of the Warrants (other than a change in par value or from par value to no par value); or










                   (d) The Company shall propose the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then the Company shall cause to be given to the Holder at its address appearing on the Warrant Register, at least 15 days prior to the applicable record date hereinafter specified, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolu-tion, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that the holders of record of shares of Common Stock shall be enti-tled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or wind-ing up. The failure to give the notice required by this Sec-tion or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consoli-dation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                   Section 10.  Restrictions on Transfer of the
                                Warrants and Warrant Shares.

                   Until such time as an appropriate registration state-ment covering the Warrants or the Warrant Shares has become effective under the Securities Act, the Holder will not dispose of either the Warrants evidenced hereby or the Warrant Shares, as the case may be, unless (i) the transferee has agreed to be bound by the restrictions contained herein on such Warrants or Warrant Shares, as the case may be, and (ii) except in the case of a transfer by the Holder to an Affiliate (as defined in Sec-tion 17), the Company shall have received an opinion of counsel (both such opinion and such counsel to be reasonably satisfac-tory to the Company) to the effect that the sale or other pro-posed disposition of the Warrants or Warrant Shares may be accomplished without such registration (or perfection of an exemption) under, the Securities Act, which opinion may be con-ditioned upon (x) acceptance by the transferee of a Warrant Certificate or Certificates or Warrant Shares bearing a legend similar to that set forth in Exhibit A and (y) a certificate of the transferee stating that the Warrant(s) or Warrant Share(s) being acquired by such transferee are being acquired by such transferee for its own account and not with a view to, or for resale in connection with, the distribution thereof in viola-tion of the Securities Act.










                   Section 11.  Representations and Warranties.

                   The Company represents and warrants that, as of the date of this Warrant and as of the date of any future issuance of Warrants or securities issuable upon exercise thereof:


                    (i) It and each of its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is in good standing as a foreign corporation in each jurisdiction where ownership of its properties or the con-duct of its business requires it to be so, and has all power and authority under such laws and its certificate of incorporation and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                   (ii) It has the corporate power and authority to execute, sell and perform its obligations under, and to consummate the transactions contemplated by, the Warrants, and has by proper action duly authorized the execution and delivery of this Warrant.

                  (iii) Neither the execution and delivery of this War-rant nor the consummation of the transactions contemplated by this Warrant, nor the performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of its Certificate of Incorpo-ration or By-laws; (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it or any of its subsidiaries or properties may be bound; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Warrant) upon or with respect to its subsidiaries or properties.

                   (iv) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other person or entity is required in connection with the execution, delivery or performance of the Company's obligations under this War-rant, other than any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R










              Act") which may be required after the date of this Warrant.

                    (v) The Warrant has been duly executed and deliv-ered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accor-dance with its terms, subject, as to enforcement, to bank-ruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                   (vi) All representations and warranties of the Company and it subsidiaries contained in the Credit Agreement are hereby incorporated by reference into this Warrant and are true and correct as of July 1, 1996.

                  (vii) The authorized capital stock of the Company consists of (a) 60,000,000 shares of Common Stock, of which 26,046,966 shares were outstanding as of June 30, 1996, (b) 3,700,000 shares of Non-Voting Common Stock, par value $.01 per share, of which 3,573,662 shares were outstanding as of June 30, 1996 and (c) 2,500,000 shares of Preferred Stock, par value $1.00 per share, of which no shares were outstanding as of June 30, 1996. All out-standing shares of Common Stock are duly authorized, val-idly issued, fully paid and nonassessable (except for 700,000 shares of restricted stock to be issued to two officers of the Company), and no class of capital stock or other securities of the Company is entitled to preemptive or similar rights. There are outstanding on the date hereof no options, warrants or other rights to acquire capital stock from the Company (including pursuant to the terms of any securities convertible into capital stock of the Company), except (i) 29,620,628 outstanding Rights ("Rights") to purchase one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $1.00 per share, which Rights are issued under the Rights Agreement, dated as of July 7, 1993, between the Company and Harris Trust Company of New York, as Rights Agent (as such agreement may be amended or supplemented or replaced from time to time, the "Rights Agreement"), (ii) options representing in the aggregate the right to purchase up to 1,451,500 shares of Common Stock pursuant to the Company's employee benefit plans and
              (iii) warrants representing in the aggregate the right to purchase up to 283,972 shares of Common Stock at an exercise price of $3.89. All outstanding shares of capital stock of all material subsidiaries of the Company are owned by the Company or a direct or indirect wholly









              owned subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature, other than those contemplated or permitted by the Credit Agreement.

                 (viii) The Company and its Board of Directors shall take all action necessary to prevent any future acquisition of securities of the Company by Apollo and/or its affiliates solely as a result of ownership of this Warrant or as a result of exercise of Warrants from causing Apollo or its affiliates to be deemed an "Acquiring Person" (as such term is defined in the Rights Agreement), and to prevent any "Distribution Date" (as defined in the Rights Agreement) from occurring as a result of exercise of the Warrants.

                   (ix) The Company's Board of Directors has approved Apollo's acquisition of Warrants and Warrant Shares for purposes of Section 203(a)(1) of the General Corporation Law of the State of Delaware. The Company will continue to take any action necessary to exempt Apollo from the operation of such statute or any successor thereto solely as a result of Apollo's ownership of Warrants or Warrant Shares.

                   Section 12.  No Voting Rights.

                   No Holder shall be entitled to any voting rights as a stockholder of the Company by virtue of such Holder's ownership of Warrants, provided that Holders who also hold voting securi-ties of the Company, including Warrant Shares, shall be enti-tled to vote such securities on any matter upon which other holders of such class of securities are entitled to vote.

                   Section 13.  Execution of Warrant Certificates.

                   Each Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board of Directors, President or Vice President of the Company.

                   Section 14.  Maintenance of Office or Agency.

                   The Company will maintain a Warrant Office in New York, New York, where this Warrant Certificate may be presented or surrendered for subdivision, combination, registration of transfer, or exchange and where notices and demands to or upon the Company in respect of the Warrants evidenced hereby may be served. The Company hereby initially designates American Stock










         Transfer & Trust Company as the agency of the Company for such purpose.

                   Section 15.  Severability.

                   In the event that any one or more of the provisions contained herein, or the application thereof in any circum-stances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality, and enforce-ability of any such provision in every other respect and the other remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Hold-er's rights and privileges shall be enforceable to the fullest extent permitted by law.

                   Section 16.  Governing Law.

                   The Warrants shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the laws of Delaware shall be mandatorily applicable hereto.


                   Section 17.  Definitions.

                   For all purposes of this Warrant Certificate, in addition to the other terms defined elsewhere herein, unless the context otherwise requires:

                   "Affiliate" of any specified person means any other
              person directly or indirectly controlling or controlled by or under direct or indirect common control with such spec-ified person. For the purposes of this definition, "con-trol" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the owner-ship of voting securities, by contract or otherwise.

                   "Appraisal Procedure" means a procedure whereby two
              independent appraisers, one chosen by the Company and one by the Holder entitled to use the Appraisal Procedure (or, to the extent more than one Holder is so entitled, by a majority in interest of the Holders so entitled), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Ap-praisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual









              consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclu-sive on the Company and the Holders; otherwise the average of all three determinations shall be binding and conclu-sive on the Company and the Holders. The costs of con-ducting any Appraisal Procedure shall be borne by the Holders requesting such Appraisal Procedure, except (a) the fees and expenses of the appraiser appointed by the Company and any costs incurred by the Company shall be borne by the Company and (b) if such Appraisal Procedure shall result in a determination that is disparate by 10% or more from the Company's initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

                        "Board of Directors" means either the Board of
              Directors of the Company or any duly authorized committee of that board.

                        "Board Resolution" means a copy of a resolution
              certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to each of the Holders of the Warrants.

                        "Common Stock" means any stock of any class of
              the Company which has no preference in respect of divi-dends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, subject to Section 5, shares issuable on exercise of the Warrants evidenced hereby, as contemplated by the first paragraph of this Warrant Certificate, shall include only shares of the class designated as Common Stock of the Company as of the date of this Warrant or shares of any class or classes









              resulting from any reclassification or reclassifications thereof and which have no preference in respect of divi-dends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the pro-portion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. As used in this Warrant Cer-tificate, "shares" shall include fractions thereof to the extent that fractional shares of the Company are outstand-ing.

                   "Person" shall mean any individual, firm, partner-
              ship, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Warrant), corpo-ration or other entity.

                   "Sale Price" of the Common Stock means the closing
              price (or if no closing price is reported, the average of the high and low bid prices) as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the NASDAQ National Market or the National Quotation Bureau Incorporated.

                   "Subsidiary" means any subsidiary of the Company, a
              majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more subsidiaries of the Company.

                   "Trading Day" shall mean each Monday, Tuesday,
              Wednesday, Thursday and Friday, other than any day on which securities are not traded on the exchange or market where the Warrants are listed or sold.

                   Section 18.  Fees and Expenses.

                   All fees and expenses incurred by the Holder in con-nection with the Holder's ownership of Warrants and securities or other property received upon exercise thereof which relate to (i) filings under the H-S-R Act; (ii) any other required









         regulatory filings; (iii) registration fees; (iv) stock exchange listing fees; and (v) reasonable fees and expenses of counsel in connection with the foregoing shall be paid by the Company.

                   Section 19.  Contest and Appraisal Rights.

                   Upon each determination of fair market value or other valuation required hereunder, the Company shall promptly give notice thereof to all Holders, setting forth in reasonable detail the calculation of such fair market value or valuation and the method and basis of determination thereof, as the case may be. If any Holder of Warrants to purchase at least 1,000,000 shares of Common Stock (including, for purposes of determining such level of ownership, all Warrants owned by affiliates of such Holder) shall disagree with such determination and shall, by notice to the Company given within 15 days after the Company's notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with the Appraisal Procedure (as defined in Section 17).

                   Section 20. Additional Warrants to be Issued at Current Exercise Price.

                   Notwithstanding any other provision of this Warrant, to the extent the Holder is entitled to receive additional Warrants in accordance with the terms hereof, the Warrants so issued shall have terms identical to this Warrant, except that
         (i) the initial Exercise Price for such additional Warrants shall be deemed to be the Exercise Price in effect on the date such additional Warrants are issued and (ii) the amount and kind of securities and/or other property issuable upon exercise of such Warrants shall be deemed to be the amount and kind of securities and/or other property issuable upon exercise of the Warrants outstanding immediately prior to issuance of such additional Warrants.


         Dated:  July 1, 1996          LEVITZ FURNITURE INCORPORATED


                                       By: /s/ Edward P. Zimmer
                                          Name: Edward P. Zimmer
                                          Title: Vice President and
                                                 General Counsel













                          NOTICE OF ELECTION TO EXERCISE


                   The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______ shares of Common Stock and hereby makes payment of the Exercise Price (check and complete appropriate clause):

                              ___
                             /  /   in cash in the amount of $_________;
                                    or

                              ___
                             /  /   by surrendering herewith all or a
                                    portion of the Term Note (as defined
                                    in the within Warrant) having an
                                    outstanding principal amount (plus
                                    accrued interest) of $_________.


                                    NAME OF HOLDER:



                                    _____________________________
                                            (Please Print)



                                    By___________________________


         Date:_________________, 199_.



                      Instructions for Registration of Stock

         Name________________________________________
              (please type or print in block letters)


         Address_____________________________________










                                                               EXHIBIT A







         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF SUCH REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT UPON COMPLIANCE WITH THE REQUIREMENTS FOR TRANSFER SET FORTH HEREIN.